Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II and to the use of our report dated November 29, 2022 on the financial statements and financial highlights of AXS Alternative Growth Fund, AXS Chesapeake Strategy Fund, AXS Adaptive Plus Fund, AXS Multi-Strategy Alternatives Fund, AXS Sustainable Income Fund, AXS Thomson Reuters Private Equity Fund, AXS Thomson Reuters Venture Capital Return Tracker Fund, AXS All Terrain Opportunity Fund, AXS Merger Fund, AXS Alternative Value Fund, AXS Market Neutral Fund and AXS Market Neutral Fund, each a series of shares of Investment Managers Series Trust II. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 26, 2023